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                                                         MAGNA GROUP, INC.                                          EXHIBIT 11.1
                                             COMPUTATION OF NET INCOME PER COMON SHARE                              ------------


                                                                Three Months Ended                  Nine Months Ended
                                                                   September 30                       September 30
                                                                1997           1996                1997           1996
                                                              -------        -------             -------        -------
                                                                        (In thousands, except per share data)
Primary:
--------
  Average common shares outstanding                            32,953         28,101              31,975         28,287
  Net effect of stock options                                     388            132                 337            122
                                                              -------        -------             -------        -------
    Total                                                      33,341         28,233              32,312         28,409
                                                              =======        =======             =======        =======

  Net income                                                  $21,243        $16,026             $50,500        $46,228
    Less preferred stock dividends:
      Class B voting preferred                                     (1)           --                   (2)            (2)
                                                              -------        -------             -------        -------
  Primary net income                                          $21,242        $16,026             $50,498        $46,226
                                                              =======        =======             =======        =======

  Per common share:
      Net income                                              $  0.64        $  0.57             $  1.56        $  1.63
                                                              =======        =======             =======        =======

Fully Diluted:
--------------
  Average common shares outstanding                            32,953         28,101              31,975         28,287
  Net effect of stock options                                     447            214                 455            218
  Assumed conversion of:
    7% convertible subordinated capital notes                     621            784                 646            801
    8-3/4% convertible subordinated debentures                    631            693                 --             693
                                                              -------        -------             -------        -------
      Average common shares and common share equivalents       34,652         29,792              33,076         29,999
                                                              =======        =======             =======        =======

  Primary net income                                          $21,242        $16,026             $50,498        $46,226
  Elimination of interest net of related tax effects on:
    7% convertible subordinated capital notes                     130            168                 398            505
    8-3/4% convertible subordinated debentures                    342            361                 --           1,074
                                                              -------        -------             -------        -------
  Fully diluted net income                                    $21,714        $16,555             $50,896        $47,805
                                                              =======        =======             =======        =======

  Per common share:
      Net income                                              $  0.63        $  0.56             $  1.54<FA>    $  1.59
                                                              =======        =======             =======        =======

<FA> For the nine months ended September 30, 1997, inclusion of common stock equivalents for the 8-3/4% convertible subordinated debentures in the computation of fully diluted net income per share results in antidilution, and therefore, these are excluded from the computation.
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